Exhibit 10.1

THIRD AMENDMENT TO THE

UNRESTRICTED AND OPEN LINE OF CREDIT

This Third Amendment to the Unrestricted and Open Line of Credit (the “Amendment”) is made and effective as of March 29, 2016 (“Amendment Effective Date”) by and between Flux Power, Inc., a California corporation (the “Borrower”), and Esenjay Investments, LLC ( the “Lender” and together with the Borrower, the “Parties”).

Pursuant to the terms and conditions hereof, the Amendment is hereby incorporated into the Loan Agreement (as defined below) as if fully set forth therein. Capitalized terms used herein and not otherwise defined shall have the meaning assigned in the Loan Agreement (as defined below).

RECITALS

WHEREAS, Borrower and Lender have entered into that certain Unrestricted and Open Line of Credit dated September 24, 2012 , as amended by that certain First Amendment to the Unrestricted and Open Line of Credit dated October 16, 2013 and further amended by that certain Second Amendment to the Unrestricted and Open Line of Credit dated December 29, 2015 (as amended, the “Loan Agreement”),

WHEREAS, pursuant to the terms of the Loan Agreement, Lender has made available to the Borrower a line of credit with a maximum principal amount at any time outstanding of up to $2,500,000 on terms and conditions set forth in the Loan Agreement;

WHEREAS, as of the Amendment Effective Date, Lender has advanced to the Borrower an aggregate of $2,475,000 under the Loan Agreement; and

WHEREAS, the Borrower and Lender desires to amend the Loan Agreement pursuant to the terms and conditions of this Amendment increase the line of credit from $2,500,000 to $3,500,000.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and Borrower hereto agree as follows:

1.   The Principal Amount referenced in the Loan Agreement is hereby deleted in its entirety and shall, as of the Amendment Effective Date, be amended to read in its entirety as follows:

“Principal Amount: Up to a maximum of $3,500,000.”

2.   Except as amended hereby, all the terms of the Loan Agreement are hereby ratified and acknowledged as being in full force and effect.

3.   This Amendment may be executed in two counterparts, each of which shall constitute an original and which, together, shall constitute one and the same instrument. The Parties may execute facsimile copies of this Amendment and delivery by facsimile shall be deemed to be delivery of an executed Amendment.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by its authorized representative as of the date set forth above.

BORROWER

Flux Power, Inc.,
a California corporation

/s/ Ron Dutt
By:	Ronald Dutt
Title:	Chief Executive Officer

LENDER

Esenjay Investments, LLC,

/s/ Howard Williams
By:	Howard Williams
Title:	Treasurer

Agreed and consented.

Flux Power Holdings, Inc.,
a Nevada corporation

/s/ Ron Dutt
By:	Ron Dutt
Title:	Chief Executive Officer

Dated: March 29, 2016

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